ASSET PURCHASE AND SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective this 12th day of December, 2009, the “Date”

BETWEEN:

VELOCITY RESOURCES CANADA LTD. a Company incorporated pursuant to the laws of the Province of Alberta, whose address is Suite 201, 17412 105 Ave. Edmonton, Alberta T5S 1G4

(Hereinafter “VRCL”) OF THE FIRST PART

AND:

Golden Global, Inc.

(Hereinafter “GLOBAL”) OF THE SECOND PART

WHEREAS:

A.	VRCL desires to sell its mining equipment and mining properties (the “Assets”) as listed in Schedule “A”.

B.	VRCL has agreed to sell and GLOBAL has agreed to purchase the Assets.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants and agreements contained herein, the parties covenant and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE 1
DEFINITIONS

Section 1.01 The following terms shall have the following respective meanings:

“Closing Date” shall mean on or before July 1, 2010 or any other date that the parties hereto agree in writing;

“Share Exchange” shall mean the transfer by Global of 18,000,000 Global shares.

ARTICLE II
THE SHARE EXCHANGE

Section 2.01

Exchange. Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, VRCL agrees to transfer 100% of the ownership of the Assets in exchange for consideration of 18,000,000 shares of Global.

This agreement is conditional on both VRCL and GLOBAL shareholder approval.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VRCL

Section 3.01
Organization, Standing and Authority; Qualification. VRCL is a Corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under the Agreement.

Section 3.02
Execution and Delivery. This Agreement has been duly executed and delivered by VRCL and thereby constitutes a valid and binding agreement.

Section 3.03
Consents and Approvals. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require VRCL to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity except to get approval of its shareholders.

Section 3.04
No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

a.	violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of VRCL;
b.

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice laps of time or both, constitute) a default under, any contract or agreement to which VRCL is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

c.

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon VRCL or upon VRCL Shares or the properties or business of VRCL;

d.	violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to VRCL; or
e.	result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.05
Material Information. There are no facts or conditions, which have not been disclosed to GLOBAL in writing, which, individually or in the aggregate, could have a material adverse effect on VRCL or a material adverse effect on the ability of VRCL to perform any of its obligations pursuant this Agreement.

Section 3.06
Absence of Certain Changes. Since the date of the last VRCL Financial Statements, there has been no event, change or development which could have a material adverse effect on VRCL.

Section 3.07
Undisclosed Liabilities. Except as reflected or reserved against in the VRCL Financial Statements, as of and for the period reflected therein, VRCL was not on that date subject to, and since that date VRCL, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $400,000.

Section 3.08
Permits and Licenses.

1.

VRCL has all permits and licenses that are necessary for the ownership and conduct of its business, and such permits and licenses are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

2.

no violations exist or have been recorded in respect of any such permit or license; and to the best of VRCL’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit

Section3.09
Liens. VRCL has marketable title to the Assets and they are free and clear of any liens.

ARTICLE IV
REPRESENATIONS AND WARRANTIES OF GLOBAL

GLOBAL represents and warrants to VRCL as follows:

Section 4.01
Organization, Standing and Authority of GLOBAL. GLOBAL is a Company to be registered in the State of Nevada and has all requested power and authority to enter into this Agreement and to perform their obligations hereunder.

Section 4.02
Execution and Delivery. This Agreement has been duly authorized, executed and delivered by GLOBAL and constitutes the valid and binding agreement of GLOBAL enforceable against GLOBAL in accordance with its terms.

Section 4.03
Consents and Approvals. The execution, delivery and performance by GLOBAL of this Agreement and the completion by GLOBAL of the transactions contemplated hereby do not require GLOBAL to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 4.04
No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

1.

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which GLOBAL are a party or by or to which loans, assets or properties may be bound or subject;

2.

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body, foreign or domestic binding upon GLOBAL or upon the securities, assets or business of GLOBAL; or

3.	result in the breach of any of the terms of conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by GLOBAL.

Section 4.05
Material Information. This Agreement and all other information provided, in writing, by GLOBAL or representatives thereof to VRCL, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to VRCL in writing which, individually or in the aggregate, could have a material adverse effect on GLOBAL or a material adverse effect on the ability of GLOBAL to perform any of their obligations pursuant to the Agreement.

Section 4.06
Undisclosed Liabilities. GLOBAL has no liabilities and GLOBAL was not subject to, and since that date GLOBAL has not been incurred, any direct or indirect indebtedness, liability, claim, loss, damage, or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise that may affect his performance under this agreement.

Section 4.07
Compliance with Laws. To the best of its knowledge, GLOBAL is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, State, Local or Foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court, arbitrator, or other than those violations which, in the aggregate, would not have a material adverse effect on GLOBAL and GLOBAL has not received written notice than any violation is being alleged.

Section 4.08
Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving GLOBAL. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of GLOBAL threatened against or involving GLOBAL.

Section 4.09
Liens. Global warrants that the 18,000,000 shares of Global are free of any liens and encumbrances, apart from normal exchange restrictions, at the time of transfer.

ARTICLE V
GLOBAL COVENANTS AND AGREEMENTS

Section 5.03.
Litigation. From the date of this Agreement to the Closing Date, GLOBAL shall notify VRCL of any actions or proceedings that are threatened or commenced against GLOBAL or against any properties or assets of GLOBAL with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 5.04
Conduct of GLOBAL Pending the Closing. From the date hereof through the Closing Date,

  GLOBAL shall use best efforts to conduct his affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date
  GLOBAL shall promptly notify VRCL of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by GLOBAL.

Section 5.05
Expenses. GLOBAL shall bear his own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 5.06
Further Assurances. GLOBAL shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATION OF GLOBAL TO CLOSE

The obligation of GLOBAL to enter into and complete the Asset Purchase and Share Exchange and related transactions contemplated by the Agreement is subject, at GLOBAL’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 6.01
Representations and Covenants. The representations and warranties of VRCL contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as tough made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular dare or period shall be true as of such date or period.

VRCL shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by them on or before the Closing Date. VRCL shall each have delivered to GLOBAL a certificate, dated the Closing Date, and signed by VRCL to the foregoing effect.

Section 6.02
Governmental Permits and Approvals. All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by VRCL to continue to be carried on by VRCL substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and GLOBAL shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 6.03
Third Party Consents. All consents, permits and approvals from parties to contracts with VRCL, including VRCL shareholder approval, that may be required in connections with the performance by VRCL of its obligations under this Agreement or the continuance of such contracts with VRCL in full force and effect after the Closing Date, shall have been obtained.

Section 6.04
Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on VRCL.

Section 6.05
No Severance Payments. No Shareholders shall be entitled to severance or change of control payments by VRCL as a result of this Agreement being performed.

ARTICLE VII
CLOSING ARRANGEMENTS

Section 7.01.
Closing Location. The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing Date at the offices of VRCL, or such other date or location as the parties may agree to in writing.

Section 7.02.
VRCL’s Closing Documents. At the Closing, VRCL will tender to GLOBAL:

1.

Certified copies of resolutions of the directors, once shareholders approve the transaction, of VRCL in a form satisfactory to GLOBAL acting reasonably, authorizing the execution and delivery of this Agreement;

Section 7.03.
GLOBAL Closing Documents. At the Closing, GLOBAL will tender to VRCL:

1.	Indemnities as contemplated in this agreement;
2.	The 18,000,000 Shares of Global.

Section 7.04.

Sequence. The parties hereto mutually agree to conduct the Closing by relying upon the exchange of undertakings and that the Closing shall take place in the following sequence:

  GLOBAL will deliver to VRCL GLOBAL’s Closing Documents;

  Upon receipt of GLOBAL’s Closing Documents, VRCL will sign as necessary;

  GLOBAL will then deliver the Shares to GLOBAL to VRCL.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.
Public Notices. The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others unless compelled by law, or the approval of the VRCL shareholders, such approval not to be unreasonably withheld.

Section 8.2.
Time. Time shall be of the essence hereof. This agreement shall expire July 1, 2010 unless completed beforehand or mutually extended in writing by both parties.

Section 8.3.
Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

(a)	if to VRCL , at: VRCL’s address

(b)	if to GLOBAL, at: GLOBAL’s address

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 8.4.
Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorney to the jurisdiction of the courts of the State of Nevada.

Section 8.5.
Severability.
If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 8.6.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 8.7.
Further Assurances. The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give

/s/ John Hope	/s/ Tony Wong
VRCL	GLOBAL